Exhibit 99.1

IASIS Healthcare Announces Second Quarter 2014 Results

FRANKLIN, Tenn.--(BUSINESS WIRE)--May 6, 2014--IASIS Healthcare® LLC (“IASIS” or the “Company”) today announced financial and operating results for the fiscal second quarter and six months ended March 31, 2014.

Key Financial & Operating Results

Second Quarter Fiscal 2014

Net revenue for the second quarter totaled $648.1 million, an increase of 7.7% compared to $601.8 million in the prior year quarter. Adjusted EBITDAR, which excludes rent expense associated with the sale-leaseback of certain hospital real estate, for the second quarter totaled $68.5 million, compared to $63.3 million in the prior year quarter. Included in adjusted EBITDAR for the current period second quarter was $3.5 million of compensation expense associated with a special bonus paid to certain members of the Company’s leadership team in recognition of the execution of certain recent strategic initiatives. The prior year quarter’s results were negatively impacted by $6.1 million of changes in reimbursement estimates associated with the Company’s Houston market.

In the second quarter, admissions decreased 3.6% and adjusted admissions decreased 0.2%, each compared to the prior year quarter. Net patient revenue per adjusted admission in the second quarter increased 4.0% compared to the prior year quarter. Excluding the prior year impact of the $6.1 million of changes in reimbursement estimates, net patient revenue per adjusted admission increased 2.6% compared to the prior year quarter.

In Health Choice’s operations for the second quarter ended March 31, 2014, total lives enrolled across all health plan product lines increased 11.3% to 207,174, compared to 186,128 in the prior year.

Cash flows provided by continuing operations for the quarter ended March 31, 2014, totaled $36.9 million, compared to cash flows provided by continuing operations of $24.5 million in the prior year quarter.

“We are pleased that our second quarter results further demonstrate our ability to effectively and efficiently provide high-quality, affordable care to the communities we serve – even in the midst of continued volume softness in the acute care segment and investments in new growth opportunities in the Health Choice segment. Additionally, Medicaid expansion in Arizona is yielding positive results for both our health plan and hospitals in the market,” said IASIS Healthcare President and Chief Executive Officer Carl Whitmer. “Beyond these results, we are excited about our ongoing transformation from a hospital company to a healthcare services company intently focused on integrating our strong provider network of facilities and physicians with our proven managed care solutions at Health Choice.”

Whitmer added, “As a result, we firmly believe we are a unique healthcare delivery system poised for long-term success under the new era of expanded coverage and value-based reimbursement.”

Year-to-Date Fiscal 2014

Net revenue for the first six months of fiscal 2014 totaled $1.26 billion, an increase of 5.9% compared to $1.19 billion in the prior year period. Adjusted EBITDAR, which includes the same $3.5 million of compensation expense previously discussed, for the first six months of fiscal 2014 totaled $134.3 million, compared to $127.4 million in the prior year period. Additionally, the prior year period was impacted by the same $6.1 million of changes in reimbursement estimates previously discussed.

For the first six months of fiscal 2014, admissions decreased 3.9% and adjusted admissions decreased 0.2%, each compared to the prior year period. Net patient revenue per adjusted admission for the first six months of fiscal 2014 increased 3.4% compared to the prior year period. Excluding the prior year impact of the $6.1 million of changes in reimbursement estimates, net patient revenue per adjusted admission increased 2.7% compared to the prior year period.

Cash flows used in continuing operations for the first six months of fiscal 2014 totaled $27.1 million, compared to cash flows provided by continuing operations of $21.8 million in the prior year period. Cash flows used in operations in fiscal 2014 were impacted by the payment of income taxes, transaction fees and other costs, including additional rent expense, associated with the Company’s recent sale-leaseback of certain hospital real estate and the timing of payments related to Texas Medicaid supplemental reimbursement.

Conference Call

A listen-only simulcast and 30-day replay of IASIS’ second quarter 2014 conference call will be available by clicking the “For Investors” link on the Company’s Web site at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on May 6, 2014. A copy of this press release will also be available on the Company’s Web site.

IASIS Healthcare, located in Franklin, Tennessee, is a leading provider and manager of high-quality, affordable healthcare services in urban and suburban markets. With total annual net revenue of approximately $2.4 billion, IASIS owns and operates 16 acute care hospitals, one behavioral health hospital, several outpatient service facilities, more than 139 physician clinics, and Health Choice, a provider-owned, managed care organization and insurer delivering healthcare services to over 227,000 members through multiple health plans, integrated delivery systems and managed care solutions. IASIS offers a variety of access points for convenient patient care in numerous regions across the U.S., including: Salt Lake City, Utah; Phoenix, Arizona; five cities in Texas, including Houston and San Antonio; Las Vegas, Nevada; and West Monroe, Louisiana. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. These risk factors and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013, and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Adjusted EBITDAR represents adjusted EBITDA before rent expense associated with the sale-leaseback of certain hospital real estate. Adjusted EBITDA represents net earnings (loss) from continuing operations before interest expense, income tax expense, depreciation and amortization, stock-based compensation, gain (loss) on disposal of assets and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Neither adjusted EBITDAR nor adjusted EBITDA should be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from such EBITDAR and EBITDA measures are significant components in understanding and assessing financial performance. Neither EBITDAR nor EBITDA measures should be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Such EBITDAR and EBITDA measures may not be comparable to similarly titled measures of other companies. A table describing adjusted EBITDAR and adjusted EBITDA and reconciling net earnings (loss) from continuing operations to such EBITDAR and EBITDA measures is included in this press release in the attached Supplemental Consolidated Statements of Operations Information.

IASIS HEALTHCARE LLC Consolidated Statements of Operations (Unaudited) (in thousands)

	Quarter Ended March 31,		Six Months Ended March 31,
	2014	2013	2014	2013
Net revenue
Acute care revenue before provision for bad debts	$571,128	$544,290	$1,136,461	$1,081,422
Less: Provision for bad debts	(95,992)	(85,869)	(198,494)	(170,923)
Acute care revenue	475,136	458,421	937,967	910,499
Premium revenue	172,995	143,401	324,714	282,255
Net revenue	648,131	601,822	1,262,681	1,192,754

Costs and expenses
Salaries and benefits (includes stock-based compensation of $3,493, $862, $4,354 and $1,999, respectively)	241,194	229,521	467,437	450,392
Supplies	81,051	81,266	163,026	161,263
Medical claims	144,991	118,573	270,811	231,916
Rentals and leases	18,495	13,848	37,633	26,644
Other operating expenses	105,171	101,176	210,079	203,530
Medicare and Medicaid EHR incentives	(4,013)	(5,019)	(7,443)	(6,383)
Interest expense, net	32,890	33,388	66,050	67,216
Depreciation and amortization	22,186	23,893	48,584	48,113
Management fees	1,250	1,250	2,500	2,500
Total costs and expenses	643,215	597,896	1,258,677	1,185,191

Earnings from continuing operations before gain (loss) on disposal of assets and income taxes	4,916	3,926	4,004	7,563
Gain (loss) on disposal of assets, net	(476)	75	768	168

Earnings from continuing operations before income taxes	4,440	4,001	4,772	7,731
Income tax expense	2,917	2,577	3,867	4,166

Net earnings from continuing operations	1,523	1,424	905	3,565
Earnings (loss) from discontinued operations, net of income taxes	(4,940)	(547)	4,668	1,380

Net earnings (loss)	(3,417)	877	5,573	4,945
Net (earnings) loss attributable to non-controlling interests	(2,616)	351	(6,404)	(1,248)

Net earnings (loss) attributable to IASIS Healthcare LLC	$(6,033)	$1,228	$(831)	$3,697

IASIS HEALTHCARE LLC Consolidated Balance Sheets (Unaudited) (in thousands)

	March 31, 2014	Sept. 30, 2013

ASSETS

Current assets
Cash and cash equivalents	$341,610	$438,131
Accounts receivable, net	353,171	371,006
Inventories	57,732	57,781
Deferred income taxes	19,413	26,096
Prepaid expenses and other current assets	170,435	126,412
Assets held for sale	–	119,141
Total current assets	942,361	1,138,567

Property and equipment, net	826,441	833,169
Goodwill	815,585	816,410
Other intangible assets, net	24,322	25,957
Other assets, net	62,787	66,162
Total assets	$2,671,496	$2,880,265

LIABILITIES AND EQUITY

Current liabilities
Accounts payable	$112,507	$129,542
Salaries and benefits payable	62,805	62,884
Accrued interest payable	27,485	27,519
Medical claims payable	62,182	57,514
Other accrued expenses and other current liabilities	57,256	92,553
Current portion of long-term debt and capital lease obligations	12,871	13,221
Advance from divestiture	–	144,803
Liabilities held for sale	–	3,208
Total current liabilities	335,106	531,244

Long-term debt and capital lease obligations	1,847,055	1,852,822
Deferred income taxes	114,802	115,592
Other long-term liabilities	119,464	123,120

Non-controlling interests with redemption rights	108,179	105,464

Equity
Member’s equity	137,124	142,262
Non-controlling interests	9,766	9,761
Total equity	146,890	152,023
Total liabilities and equity	$2,671,496	$2,880,265

IASIS HEALTHCARE LLC Consolidated Statements of Cash Flows (Unaudited) (in thousands)

	Six Months Ended March 31,
	2014	2013
Cash flows from operating activities
Net earnings	$5,573	$4,945
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	48,584	48,113
Amortization of loan costs	3,706	3,907
Amortization of deferred gain from sale-leaseback	(1,248)	–
Stock-based compensation	4,354	1,999
Deferred income taxes	2,941	4,960
Income tax benefit from exercise of employee stock options	–	16
Gain on disposal of assets, net	(768)	(168)
Earnings from discontinued operations, net	(4,668)	(1,380)
Changes in operating assets and liabilities, net of the effect of acquisitions and dispositions:
Accounts receivable, net	(18,873)	(23,046)
Inventories, prepaid expenses and other current assets	(42,956)	(53)
Accounts payable, other accrued expenses and other accrued liabilities	(1,516)	(17,517)
Income taxes and other transaction costs payable related to sale-leaseback of real estate	(22,270)	–
Net cash provided by (used in) operating activities – continuing operations	(27,141)	21,776
Net cash provided by (used in) operating activities – discontinued operations	(7,059)	5,121
Net cash provided by (used in) operating activities	(34,200)	26,897

Cash flows from investing activities
Purchases of property and equipment	(42,204)	(57,406)
Cash paid for acquisitions, net	(1,038)	(1,088)
Proceeds from sale of assets	1,507	14
Change in other assets, net	357	(2,001)
Other, net	(3,025)	–
Net cash used in investing activities – continuing operations	(44,403)	(60,481)
Net cash provided by (used in) investing activities – discontinued operations	384	(3,591)
Net cash used in investing activities	(44,019)	(64,072)

Cash flows from financing activities
Payment of debt and capital lease obligations	(6,851)	(6,488)
Debt financing costs incurred	–	(1,024)
Distributions to non-controlling interests	(11,046)	(4,601)
Cash received for the sale of non-controlling interests	–	848
Cash paid for the repurchase of non-controlling interests	(405)	(442)
Net cash used in financing activities	(18,302)	(11,707)

Change in cash and cash equivalents	(96,521)	(48,882)
Cash and cash equivalents at beginning of period	438,131	48,882
Cash and cash equivalents at end of period	$341,610	$–

Supplemental disclosure of cash flow information
Cash paid for interest	$62,378	$63,471
Cash paid (received) for income taxes, net	$36,530	$(284)

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Quarter Ended March 31, 2014
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue before provision for bad debts	$571,128	$–	$–	$571,128
Less: Provision for bad debts	(95,992)	–	–	(95,992)
Acute care revenue	475,136	–	–	475,136
Premium revenue	–	172,995	–	172,995
Revenue between segments	3,069	–	(3,069)	–
Net revenue	478,205	172,995	(3,069)	648,131

Salaries and benefits (excludes stock-based compensation)	230,011	7,690	–	237,701
Supplies	81,007	44	–	81,051
Medical claims	–	148,060	(3,069)	144,991
Rentals and leases (excludes sale-leaseback rent expense)	14,372	354	–	14,726
Other operating expenses	97,373	7,798	–	105,171
Medicare and Medicaid EHR incentives	(4,013)	–	–	(4,013)
Adjusted EBITDAR	59,455	9,049	–	68,504
Sale-leaseback rent expense	3,769	–	–	3,769
Adjusted EBITDA	55,686	9,049	–	64,735

Interest expense, net	32,890	–	–	32,890
Depreciation and amortization	21,138	1,048	–	22,186
Stock-based compensation	3,493	–	–	3,493
Management fees	1,250	–	–	1,250
Earnings (loss) from continuing operations before loss on disposal of assets and income taxes	(3,085)	8,001	–	4,916
Loss on disposal of assets, net	(476)	–	–	(476)
Earnings (loss) from continuing operations before income taxes	$(3,561)	$8,001	$–	$4,440

	For the Quarter Ended March 31, 2013
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue before provision for bad debts	$544,290	$–	$–	$544,290
Less: Provision for bad debts	(85,869)	–	–	(85,869)
Acute care revenue	458,421	–	–	458,421
Premium revenue	–	143,401	–	143,401
Revenue between segments	1,827	–	(1,827)	–
Net revenue	460,248	143,401	(1,827)	601,822

Salaries and benefits (excludes stock-based compensation)	222,895	5,764	–	228,659
Supplies	81,218	48	–	81,266
Medical claims	–	120,400	(1,827)	118,573
Rentals and leases (excludes sale-leaseback rent expense)	13,444	404	–	13,848
Other operating expenses	95,427	5,749	–	101,176
Medicare and Medicaid EHR incentives	(5,019)	–	–	(5,019)
Adjusted EBITDAR	52,283	11,036	–	63,319
Sale-leaseback rent expense	–	–	–	–
Adjusted EBITDA	52,283	11,036	–	63,319

Interest expense, net	33,388	–	–	33,388
Depreciation and amortization	22,861	1,032	–	23,893
Stock-based compensation	862	–	–	862
Management fees	1,250	–	–	1,250
Earnings (loss) from continuing operations before gain on disposal of assets and income taxes	(6,078)	10,004	–	3,926
Gain on disposal of assets, net	75	–	–	75
Earnings (loss) from continuing operations before income taxes	$(6,003)	$10,004	$–	$4,001

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Six Months Ended March 31, 2014
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue before provision for bad debts	$1,136,461	$–	$–	$1,136,461
Less: Provision for bad debts	(198,494)	–	–	(198,494)
Acute care revenue	937,967	–	–	937,967
Premium revenue	–	324,714	–	324,714
Revenue between segments	5,277	–	(5,277)	–
Net revenue	943,244	324,714	(5,277)	1,262,681

Salaries and benefits (excludes stock-based compensation)	448,352	14,731	–	463,083
Supplies	162,923	103	–	163,026
Medical claims	–	276,088	(5,277)	270,811
Rentals and leases (excludes sale-leaseback rent expense)	28,153	717	–	28,870
Other operating expenses	194,695	15,384	–	210,079
Medicare and Medicaid EHR incentives	(7,443)	–	–	(7,443)
Adjusted EBITDAR	116,564	17,691	–	134,255
Sale-leaseback rent expense	8,763	–	–	8,763
Adjusted EBITDA	107,801	17,691	–	125,492

Interest expense, net	66,050	–	–	66,050
Depreciation and amortization	46,479	2,105	–	48,584
Stock-based compensation	4,354	–	–	4,354
Management fees	2,500	–	–	2,500
Earnings (loss) from continuing operations before gain on disposal of assets and income taxes	(11,582)	15,586	–	4,004
Gain on disposal of assets, net	768	–	–	768
Earnings (loss) from continuing operations before income taxes	$(10,814)	$15,586	$–	$4,772

	For the Six Months Ended March 31, 2013
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue before provision for bad debts	$1,081,422	$–	$–	$1,081,422
Less: Provision for bad debts	(170,923)	–	–	(170,923)
Acute care revenue	910,499	–	–	910,499
Premium revenue	–	282,255	–	282,255
Revenue between segments	3,394	–	(3,394)	–
Net revenue	913,893	282,255	(3,394)	1,192,754

Salaries and benefits (excludes stock-based compensation)	436,863	11,530	–	448,393
Supplies	161,161	102	–	161,263
Medical claims	–	235,310	(3,394)	231,916
Rentals and leases (excludes sale-leaseback rent expense)	25,847	797	–	26,644
Other operating expenses	192,024	11,506	–	203,530
Medicare and Medicaid EHR incentives	(6,383)	–	–	(6,383)
Adjusted EBITDAR	104,381	23,010	–	127,391
Sale-leaseback rent expense	–	–	–	–
Adjusted EBITDA	104,381	23,010	–	127,391

Interest expense, net	67,216	–	–	67,216
Depreciation and amortization	46,046	2,067	–	48,113
Stock-based compensation	1,999	–	–	1,999
Management fees	2,500	–	–	2,500
Earnings (loss) from continuing operations before gain on disposal of assets and income taxes	(13,380)	20,943	–	7,563
Gain on disposal of assets, net	168	–	–	168
Earnings (loss) from continuing operations before income taxes	$(13,212)	$20,943	$–	$7,731

IASIS HEALTHCARE LLC Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended March 31,		Six Months Ended March 31,
	2014	2013	2014	2013
Consolidated Hospital Facilities (1)
Number of acute care hospital facilities at end of period	16	16	16	16
Licensed beds at end of period	3,778	3,804	3,778	3,804
Average length of stay (days)	5.2	5.2	5.2	5.1
Occupancy rates (average beds in service)	51.7%	52.8%	50.2%	51.0%
Admissions	26,951	27,968	53,331	55,488
Percentage change	(3.6)%		(3.9)%
Adjusted admissions	47,647	47,754	95,431	95,580
Percentage change	(0.2)%		(0.2)%
Patient days	140,812	145,009	276,435	283,051
Adjusted patient days	248,944	247,594	494,656	487,563
Outpatient revenue as a percentage of gross patient revenue	43.4%	41.4%	44.1%	41.9%

(1) Excludes the Company’s Florida operations, which are now reflected in discontinued operations.

IASIS HEALTHCARE LLC Supplemental Consolidated Statements of Operations Information (Unaudited) (in thousands)

	Quarter Ended March 31,		Six Months Ended March 31,
	2014	2013	2014	2013
Consolidated Results
Net earnings from continuing operations	$1,523	$1,424	$905	$3,565
Add:
Interest expense, net	32,890	33,388	66,050	67,216
Income tax expense	2,917	2,577	3,867	4,166
Depreciation and amortization	22,186	23,893	48,584	48,113
Sale-leaseback rent expense	3,769	–	8,763	–
Stock-based compensation	3,493	862	4,354	1,999
Loss (gain) on disposal of assets, net	476	(75)	(768)	(168)
Management fees	1,250	1,250	2,500	2,500
Adjusted EBITDAR	68,504	63,319	134,255	127,391
Sale-leaseback rent expense	(3,769)	–	(8,763)	–
Adjusted EBITDA	$64,735	$63,319	$125,492	$127,391

CONTACT:
IASIS Healthcare LLC
Investor Contact:
W. Carl Whitmer, 615-844-2747
President and Chief Executive Officer
or
John M. Doyle, 615-844-2747
Chief Financial Officer
or
Media Contact:
Michele M. Simpson, 615-467-1255
VP, Corporate Communications